Exhibit 99.1

FOR IMMEDIATE RELEASE

PLEASE CONTACT:

Chad L. Stephens

405.948.1560

Website: www.phxmin.com

PHX MINERALS INC. ANNOUNCES PARTIAL EXERCISE OF
OVER-ALLOTMENT OPTION

OKLAHOMA CITY, April 22, 2021 – PHX Minerals Inc. (NYSE: PHX) (“PHX” or the “Company”) announced today that the underwriters of its recent public offering of common stock exercised their option to purchase an additional 675,000 shares of common stock at a price to the public of $2.00 per share, increasing the total number of shares purchased to 6,175,000. The net proceeds to the Company from this exercise are expected to be $1,269,000, after deducting the underwriting discount and other estimated offering expenses, resulting in total net proceeds from the offering of $11,209,000.  The Company intends to use the net proceeds of the offering to fund a pending acquisition, subject to customary closing conditions, and for general corporate purposes.  The exercise of the over-allotment option is expected to close on or about April 23, 2021, subject to customary closing conditions.

Stifel is acting as the book-running manager and Northland Capital Markets and Seaport Global Securities are acting as co-managers for the offering.

The public offering of the Company’s common stock is being made pursuant to an effective shelf registration statement, including the base prospectus and a related prospectus supplement.  A copy of the final prospectus supplement relating to the offering may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, One South Street, 15th Floor, Baltimore, MD 21202, by email: SyndProspectus@stifel.com or by telephone: (855) 300-7136.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PHX Minerals Inc. (NYSE: PHX) Oklahoma City-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core areas of focus. PHX owns approximately 253,000 net mineral acres principally located in Oklahoma, Texas, North Dakota, New Mexico and Arkansas.  Additional information on the Company can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: our ability to execute our business strategies; the volatility of realized natural gas and oil prices; the level of production on our properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; our ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of

1601 NW Expressway, Suite 1100 ☒ Oklahoma City, OK 73118 ☒ Ph. (405) 948-1560 ☒ Fax (405) 948-1063

PHX Minerals Inc. Announces

Pricing of Common Stock Offering…cont.

war or terrorism; title defects in the properties in which we invest; and other economic, competitive, governmental, regulatory or technical factors affecting our properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

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